Exhibit 99.2

STANDSTILL AGREEMENT

THIS AGREEMENT, dated as of the 2nd day of February 2015, by and between HopFed Bancorp, Inc. (the “Company” ), a Delaware corporation that owns all of the stock of Heritage Bank USA, Inc. (the “Bank”), and Maltese Capital Management, an Investment Management Company formerly known as Sandler O’Neill Asset Management, LLC (“Maltese”).

RECITALS

WHEREAS, the Company and Maltese have agreed to enter into a Stock Purchase Agreement; and

WHEREAS, Maltese is the beneficial owner of 534,943 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the date of this Agreement; and

WHEREAS, Maltese has agreed to enter into this Agreement and to refrain from purchasing or otherwise acquiring the beneficial ownership of any shares of capital stock of the Company;

NOW, THEREFORE, in consideration of the recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties hereto mutually agree as follows:

1. Agreement of the Company. The Company hereby agrees, in consideration of agreements and covenants under this Agreement and the Stock Purchase Agreement, to enter into the Stock Purchase Agreement and this Agreement.

2. Agreement of Maltese. Maltese hereby agrees, in consideration of the Company’s agreements and covenants under this Agreement and the Stock Purchase Agreement, to enter into the Stock Purchase Agreement and this Agreement.

3. Other Agreements and Covenants. During the term of this Agreement and the Stock Purchase Agreement, Maltese covenants and agrees not to, and shall cause each of its affiliates and persons or entities acting in concert with it, directly or indirectly, alone or acting in concert with any affiliate, group or other person, not to:

(a) own, acquire, offer or propose to acquire or agree to acquire directly or indirectly, whether by purchase, tender or exchange offer, the beneficial ownership of or the right to vote any such beneficially owned shares of Common Stock or any securities convertible into such stock; provided, however, that such agreement and covenant shall not apply to any shares of Common Stock acquired by Maltese through the acquisition of control of another person or entity (including through a merger or consolidation);

(b) initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate, or otherwise provide assistance to any person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any proposal constituting, or that can reasonably be expected to result in, a Company Transaction Proposal;

(c) solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a “participant” in a “solicitation,” or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Securities Exchange Act of 1934) in opposition to the recommendation or proposal of the Company’s Board of Directors, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the capital stock of the Company;

(d) participate, by encouragement or otherwise, in any litigation against or derivatively on behalf of the Company, and/or against any of the Company’s officers or directors, acting in such capacity, for any matter relating to, or arising from, directly or indirectly: (i) any and all claims, actions or causes of action, asserted in, or that could have been asserted in, or that may be asserted, in connection with any proxy solicitation whether initiated against or on behalf of Security; (ii) any and all claims, actions or causes of action asserted in, or that could have been asserted in, or that may be asserted, in connection with the ownership of Security Common Stock; and (iii) any and all claims, actions or causes of action asserted in, or that could have been asserted in, or that may be asserted, under the Securities Act of 1933, the Securities Exchange Act of 1934, and all other federal and state securities laws and regulations, and the Delaware General Corporation Law and/or federal and/or state banking laws; provided, however, that nothing herein shall preclude the parties to this Agreement from bringing an action arising from or related to any other party’s performance of or the failure to perform its obligations under this Agreement and the Stock Purchase Agreement;

(e) make any public statement, by press release or comment to any news or similar media regarding the affairs of the Company; or

(f) advise, assist, encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or to otherwise seek to circumvent the limitations of, this Agreement and the Stock Purchase Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Maltese, as follows:

(a) The Company has full power and complete authority to enter into this Agreement, and to make and comply with the representations, warranties and covenants contained herein, and this Agreement constitutes a valid and binding obligation of the Company.

(b) There are no arrangements, agreements or understandings between the Company and other than as set forth in this Agreement and the Stock Purchase Agreement and the Stock Purchase Agreement.

5. Representation and Warranties of Maltese. Maltese hereby represents and warrants to the Company as of the date of this Agreement and throughout the term of this Agreement, as follows:

(a) Terry Maltese, Managing Partner of Maltese, has full power and complete authority to enter into this Agreement and to make and comply with the representations, warranties and covenants contained herein, and this Agreement constitutes a valid and binding agreement of Maltese.

(b) There are no arrangements, agreements or understandings between Maltese and the Company other than as set forth in this Agreement and the Stock Purchase Agreement.

6. Remedies. The Company and Maltese acknowledge and agree that a material breach or threatened material breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a material breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled in law or at equity. In the event either party institutes any legal action to enforce such party’s rights under, or recover damages for breach of this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to actual and reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation, incurred by such prevailing party or parties.

7. Term. This Agreement will commence on February 2, 2015, and shall remain in effect for a period of three years following such date unless terminated before such date by a written agreement executed by all parties to this Agreement.

8. Publicity. During the term of this Agreement, neither the Company nor Maltese shall cause, suffer or, to the extent within its control, permit any press release or other communication to be transmitted to the news media, concerning the Company or its operations, on the one hand, or against Maltese, on the other, unless either party is required to disclose such information by law, without prior written approval of the other party.

9. Notices. All notice requirements and other communications indicated shall be deemed given when personally delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, addressed to Maltese and the Company below (except for communications pursuant to paragraph 9 above, which shall be permitted to be given by facsimile):

Maltese:	Maltese Capital Management
150 E. 52nd Street, 30th Floor
New York, NY 10022
Attn: Terry Maltese

The Company:	HopFed Bancorp, Inc.
4155 Lafayette Road
Hopkinsville, KY 42240
Attn: John E. Peck, President and Chief Executive Officer

10. Governing Law and Choice of Forum. Delaware law, unless applicable federal law or regulation is deemed controlling, shall govern the construction and enforceability of this Agreement.

11. Severability. If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties. Except as otherwise expressly provided for herein, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any stockholder of the Company, other than the parties hereto.

13. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement, but are limited as provided herein to the terms of this Agreement.

14. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

15. Definitions. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

(a) The term “acquire” means every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(b) The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

(c) The term “affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Maltese, or any entity in which such person is a greater than ten percent (10%) stockholder.

(d) The term “beneficial ownership” or “beneficially owned” means all capital stock of the Company owned or held, directly or indirectly, in Maltese’s name individually or jointly with any other person or by any trust in which he is a settlor, trustee, or beneficiary.

(e) The term “change in control” means: (i) any person or group becomes the beneficial owner of shares of capital stock of the Company representing 20% or more of the total number of votes that may be cast for the election of the Board of Directors of the Company, (ii) in connection with any tender or exchange offer (other than an offer by the Company or the Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company or the Bank cease to be a majority of the Board of Directors, or (iii) stockholders of the Company approve a transaction pursuant to which substantially all of the assets of the Company or the Bank will be sold.

(f) The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, or the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

(g) The term “group” has the meaning as defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

(h) The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding or disposing of the capital stock of the Company.

(i) The term “transfer” means, directly or indirectly, to sell, gift, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any capital stock, or any interest in any capital stock, of the Company; provided, however, that a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the transfer of any capital stock beneficially owned by Maltese.

(j) The term “vote” means to vote in person or by proxy, or to give or authorize the giving of any consent as a stockholder on any matter.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same agreement.

17. Merger. The restrictions in this Agreement pertaining to stock ownership and transfer by Maltese and its affiliates shall apply to the capital stock of the Company received by Maltese and its affiliates in exchange for its equity ownership interest of a corporation (or other entity) as a result of a purchase, acquisition, merger or similar transaction in which the Company is the survivor.

18. Other Provisions. Notwithstanding anything in this Agreement to the contrary Maltese and its affiliates shall not be responsible for the actions of any person or entity with whom they have been, currently are, or may be in the future, in an adversarial or hostile relationship. The term “hostile relationship” includes, but is not limited to, any person or entity with which Maltese and its affiliates is involved in a proxy contest, election of directors contest, contested stockholder proposal, litigation, arbitration, contested government or government agency proceeding.

This Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

HOPFED BANCORP, INC.			MALTESE CAPITAL MANAGEMENT, LLC

By:	/s/ John E. Peck	By:	/s/ Terry Maltese
	John E. Peck		Terry Maltese
	President and Chief Executive Officer		Managing Partner